UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42115	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SMTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 30, 2024, the Company received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC approving the listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on the Nasdaq Capital Market effective at the opening of trading on May 31, 2024 (the “Uplisting”). The Company issued a press release on May 30, 2024 announcing the Uplisting, which press release is attached as Exhibit 99.1 hereto.

Pursuant to the terms of the Company’s Series A-2 Convertible Preferred Stock, stated value $1,000 per share (“Series A-2 Preferred Stock), effective at 4:00 P.M. (New York time) on May 30, 2024, the trading day immediately prior to the Uplisting, the remaining 2,411 outstanding shares of Series A-2 Preferred Stock automatically converted (the “Automatic Conversion”) into an aggregate of 275,576 shares of Common Stock. As of May 31, 2024, after giving effect to the Automatic Conversion, the Company had 1,713,900 shares of Common Stock issued and outstanding.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated May 30, 2024.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: May 31, 2024	By:	/s/ Barbra C. Keck
Barbra C. Keck
Chief Financial Officer